If you have any questions or need help completing this application, call the Annuity Service Center at 1-888-560-5938 from 6:00 A.M. to 4:30 P.M. Pacific time.

Schwab OneSource Annuity™

Variable Annuity Application

Contract Owner:	Joint Contract Owner:

Full Legal Name	Full Legal Name

Street Address (no P.O. Box please)	Street Address

Street Address (continued)	Street Address (continued)

City, State Zip	City, State Zip

email Address	email Address

Phone – daytime	Phone – daytime

Phone – evening	Phone – evening

Social Security # or Tax ID Date of Birth: Gender:	Social Security # or Tax ID Date of Birth: Gender:

☐ Contract Owner is a non-natural person (i.e., trust, corporation, etc.)	Fill out this section ONLY if the Contract Owner is NOT an individual person.

	Full Legal Name	Taxpayer ID No.
	Street Address	City, State Zip
e-mail Address

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Annuitant: ☐ Annuitant is the same as Owners	Contingent Annuitant ☐ Contingent Annuitant is the same as Owners ☐ Contingent Annuitant is the same as Joint Owners

Full Legal Name	Full Legal Name

Street Address (no P.O. Box please)	Street Address

Street Address (continued)	Street Address (continued)

City, State Zip	City, State Zip

email Address	email Address

Phone – daytime	Phone – daytime

Phone – evening	Phone – evening

Social Security # or Tax ID Date of Birth: Gender:	Social Security # or Tax ID Date of Birth: Gender:

Beneficiary

If you need additional space, please use a separate sheet.

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary.

Name (first/middle/last)	Birth date	Percentage	Relationship
Name (first/middle/last)	Birth date	Percentage	Relationship
Name (first/middle/last)	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)
Contingent Beneficiary If you need additional space, please use a separate sheet. The naming of a Contingent Beneficiary is optional.

Name (first/middle/last)	Birth date	Percentage	Relationship
Name (first/middle/last)	Birth date	Percentage	Relationship
Name (first/middle/last)	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

How will you pay for this annuity?

Minimum initial contribution: $5,000.

Subsequent minimum contributions: $500; $100 if paid through an Automatic Bank Draft.

☐ Transfer $ ____________ from my Schwab brokerage account number _________________ .

☐ Debit my checking account (Automatic Bank Draft).

☐ Transfer the entire balance from my existing annuity or life insurance policy.

☐ Check is attached.

Make check payable to First Great-West Life & Annuity Insurance Company.

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Death Benefit
Select one:	Mortality & Expense Charge
☐ Death Benefit Option 1 – Return of Account Value...............................................	.65%
☐ Death Benefit Option 2 – Guaranteed Minimum Death Benefit.................................	.85%

Sub-Account Allocation. Initial premium will be allocated to the Money Market sub-account for 15 days (65 days if replacement) following the date on which we deliver your contract to your Personal Folder and/or mail it to you. After this period, please allocate my initial purchase payment to the following Sub-Accounts:

_____%	[AIM V.I. International Growth Fund – Series I Shares	_____%	Franklin Small Cap Value Securities Fund – Class 2
_____%	Alger American Growth Portfolio – Class O Shares	_____%	Janus Aspen Series Balanced Portfolio – Service Shares
_____%	Alger American Mid Cap Growth Portfolio – Class O Shares	_____%	Janus Aspen Series Flexible Bond Portfolio – Service Shares
_____%	AllianceBernstein VPS International Growth Portfolio – Class A Shares	_____%	Janus Aspen Series Growth and Income Portfolio – Service Shares
_____%	AllianceBernstein VPS International Value Portfolio – Class A Shares	_____%	LVIP Baron Growth Opportunities Fund – Service Class
_____%	AllianceBernstein VPS Growth & Income Portfolio – Class A Shares	_____%	Neuberger Berman AMT Regency Portfolio – Class S Shares
_____%	AllianceBernstein VPS Growth Portfolio – Class A Shares	_____%	NVIT Mid Cap Index Fund – Class II
_____%	AllianceBernstein VPS Real Estate Investment Portfolio – Class A Shares	_____%	Oppenheimer Global Securities Fund/VA
_____%	AllianceBernstein VPS Small / Mid Cap Value Portfolio – Class A Shares	_____%	Oppenheimer International Growth Fund/VA
_____%	AllianceBernstein VPS Utility Income Portfolio – Class A Shares	_____%	PIMCO VIT High Yield Portfolio – Administrative Class Shares
_____%	American Century Income & Growth Fund –Class I Shares	_____%	PIMCO VIT Low Duration Portfolio – Administrative Class Shares
_____%	American Century VP Balanced Fund –Class I Shares	_____%	PIMCO VIT Total Return Portfolio – Administrative Class Shares
_____%	American Century VP Value Fund –Class I Shares	_____%	Pioneer Fund VCT Portfolio – Class I Shares
_____%	Delaware VIP Growth Opportunities Series – Standard Class	_____%	Pioneer Growth Opportunities VCT Portfolio – Class I Shares
_____%	Delaware VIP Small Cap Value Series – Standard Class	_____%	Pioneer Mid Cap Value VCT Portfolio – Class II Shares
_____%	Dreyfus Investment Portfolios MidCap Stock Portfolio – Initial Shares	_____%	Pioneer Small Cap Value VCT Portfolio – Class I Shares
_____%	Dreyfus Variable Investment Fund Appreciation Portfolio – Initial Shares	_____%	Schwab MarketTrack Growth Portfolio II TM
_____%	DWS Blue Chip VIP – Class A Shares	_____%	Schwab Money Market Portfolio TM
_____%	DWS Capital Growth VIP – Class A Shares	_____%	Schwab S&P 500 Index Portfolio
_____%	DWS Dreman High Return Equity VIP – Class A Shares	_____%	Seligman Communications and Information Portfolio – Class 2 Shares
_____%	DWS Dreman Small Mid Cap Value VIP – Class A Shares	_____%	Third Avenue Value Portfolio – Variable Insurance Trust Shares
_____%	DWS Health Care VIP – Class A Shares	_____%	Van Kampen LIT Comstock Portfolio – Class I Shares
_____%	DWS Large Cap Value VIP – Class A Shares	_____%	Van Kampen LIT Growth & Income Portfolio – Class I Shares
_____%	DWS Small Cap Index VIP – Class A Shares	_____%	Wells Fargo Advantage VT Discovery FundSM
_____%	Federated Fund for US Government Securities II	_____%	Wells Fargo Advantage VT Opportunity FundSM ]
%Total allocation must equal 100%.

You may change your allocations at any time online.

J444appNY-rev	(01/09) Page 3 of 5

Replacement:	Do you have any life insurance or annuity contracts in force? ☐ YES		☐ NO

Will the proposed contract replace any existing annuity or insurance contract (including any First Great-West Life & Annuity Insurance Company contracts)?
State law requires that you provide this information when you replace any life insurance policy or annuity contract with another.
	‰ YES, this will replace the life insurance policy or annuity listed below.		‰ NO, this will not replace another life insurance policy or annuity.

Annuitant/Insured on Existing Policy
Agent Signature
Existing Company
	Policy No.		Approximate Amount $

Note:

Carefully consider whether a replacement is in your best interest by making a comparison of your existing contract and the proposed one. We encourage you to contact your current insurance company to determine if there are any charges or penalties that will be assessed upon replacement.

Annuitization:

Unless otherwise indicated, annuity payments will begin on the Annuitant's 90th birthday. You may choose when you would like to annuitize but the date cannot be earlier than 13 months after the date of the contract. Note: This date can be changed at any time up to 30 days before the start of annuity payments

I would like annuity payments to begin _____________________
(month/year)

Signatures

I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form J444NY, issued by First Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief. I understand that this application will form part of the annuity contract with First Great-West Life & Annuity Insurance Company. I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

I hereby direct that my instructions that I submit via any Internet site and /or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The Annuity Service Center will use reasonable procedures to confirm that instructions communicated electronically are genuine. If such procedures are followed, First Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my Schwab brokerage account is indicated in this application, I authorize Schwab to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of Contract Owner	Date	Signature of Joint Contract Owner	Date
	Full Name of Contract Owner		Full Name of Joint Contract Owner

Agent	Agent Signature		Date

Annuity contracts are issued by First Great-West Life & Annuity Insurance Company, White Plains, New York. Charles Schwab & Co., Inc. is the selling broker/dealer and insurance agency. Charles Schwab & Co., Inc. is not affiliated with First Great-West Life & Annuity Insurance Company.

J444appNY-rev	(01/09) Page 4 of 5

For Internal Use Only: Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company? ☐ Yes ☐ No

☐ I believe the contract is suitable for my client’s financial needs.

Signature (if required)	Rep Code	Source Code	Lead Source	Date

J444appNY-rev	(01/09) Page 5 of 5